Artisan Funds, Inc.
1940 Act File No. 811-8932
Report on Form N-SAR for the period ended June 30, 2002

Sub-Item 77Q1:	Exhibits

Exhibit Number and Description
(a)(1)
Articles of Amendment dated June 5, 2002.
Previously filed. Incorporated by reference to exhibit (a)(9) filed with post-effective amendment no. 18 to the registration statement of Artisan Funds, Inc., Securities Act file number 33-88316, filed on June 6, 2002.

(e)
Investment Advisory Agreement between Artisan Funds, Inc. and Artisan Partners Limited Partnership relating to Artisan International Value Fund dated August 9, 2002. Previously filed. Incorporated by reference to exhibit (d)(7) filed with post-effective amendment no. 20 to the registration statement of Artisan Funds, Inc., Securities Act file number 33-88316, filed on August 21, 2002.